Exhibit 10.1
FIRST AMENDMENT
TO THE
AMENDED AND RESTATED PACTIV CORPORATION
CHANGE-IN-CONTROL SEVERANCE BENEFIT PLAN FOR KEY EXECUTIVES
Adopted as of August 15, 2010
WHEREAS, Pactiv Corporation (the “Company”) adopted the Amended and Restated Pactiv Corporation Change-in-Control Severance Benefit Plan for Key Executives effective November 4, 1999, which plan was subsequently amended and restated as of March 1, 2005, December 29, 2006, and March 27, 2009 (the “Plan”);
WHEREAS, Article 4 of the Plan provides, among other benefits, for the following benefit (the “Option Benefit”):
“Stock Options and Stock Appreciation Rights shall remain exercisable for the lesser of thirty-six (36) months from the date of Change in Control or termination, as applicable, or the remaining life of the Stock Option or the Stock Appreciation Right.”
WHEREAS, the Board of Directors of the Company (the “Board”) is currently considering the terms of a proposed agreement and plan of merger (the “Proposed Merger Agreement”) to be entered into by and among Rank Group Limited, a company organized under the laws of New Zealand, Reynolds Group Holdings Limited, a company organized under the laws of New Zealand (“Parent”), Reynolds Acquisition Corporation, a Delaware corporation and indirect wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, which provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), whereby each share of the Company’s common stock, par value $0.01 per share (each, a “Share”), issued and outstanding immediately prior to the Effective Time (as defined in the Proposed Merger Agreement) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the merger consideration set forth in the Proposed Merger Agreement (the “Merger Consideration”);
WHEREAS, the Proposed Merger Agreement contemplates that each outstanding option, whether or not vested or exercisable granted under the Company’s 2002 Incentive Plan or any other equity-based compensation plan of the Company (each a “Company Option”) shall be canceled and converted into a right to receive a cash payment equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of each such Company Option, multiplied by (ii) the number of shares of Common Stock covered by such holder’s Company Option, with such payment to be subject to applicable Tax withholding; and
WHEREAS, Article 8 of the Plan provides that the Plan may be terminated or amended at any time by the Board prior to a Threatened Change-in-Control Period (as defined in the Plan).
NOW THEREFORE, the Plan is hereby amended to delete the Option Benefit in full, subject to the execution of the Merger Agreement and the consummation of the Merger.